Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of U.S. Energy Corp. (the "Company") on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven D. Richmond, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven D. Richmond
Steven D. Richmond,
Chief Financial Officer
May 10, 2013

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to U.S. Energy Corp. and will be retained by U.S. Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.